Terex Reports Second Quarter 2026 Results

•Sales of $2.2 billion, up 50.5% on a reported basis, pro forma sales up 8.5%
•Net income of $110 million, adjusted1 net income of $156 million
•Adjusted1 EBITDA7 of $269 million or 12.0% margin
•EPS of $0.96 and adjusted1 EPS2 of $1.37
•Bookings of $2.0 billion increased 25.2% year over year on a pro forma13 basis
•Raising 2026 Outlook5: Sales of $7.9 to $8.2 billion and Adjusted1 EBITDA7 of $960 million to $1.0 billion, with a 12.2% Adjusted1 EBITDA7 margin at the midpoint

Norwalk, CT, July 30, 2026 -- Terex Corporation (NYSE: TEX), a global leader in specialized equipment, serving essential sectors such as emergency services, waste and recycling, utilities, and construction, today announced its results for the second quarter 2026.

CEO Commentary

“Terex delivered a strong second quarter, with revenue growth in all segments, improved profitability, and positive booking trends that reflect healthy demand across much of the portfolio,” said Simon Meester, Terex President and Chief Executive Officer. “Our second quarter performance reflects strength in key businesses, strong execution by our teams, and increasing operational momentum across the company. While conditions remain mixed in certain end markets, demand continues to be favorable across most of our significantly improved portfolio, and we are making meaningful progress on our integration plans as we realize the benefits of expected synergies. With solid backlog visibility, improving demand indicators, and an operational plan that supports stronger second-half performance, we are raising our full-year outlook.”

Second Quarter Operational and Financial Highlights
•$6.9 billion backlog increased $257 million, or 3.9% on a pro forma basis, versus the prior year, driven by increased bookings in each segment. Bookings of $2.0 billion increased 25.2% year over year on a pro forma basis and reflects a book-to-bill of 90%.
•Net sales of $2.2 billion were 50.5% higher than the second quarter of 2025 on a reported basis. Pro forma net sales grew by 8.5% year over year including growth in every segment.
•Adjusted1 EBITDA of $269 million increased on a pro forma basis by $26 million, or 10.7%, compared to the second quarter of 2025. The year-over-year change was driven by meaningful improvements in the Materials Processing and Specialty Vehicles segments.
•Net income was $110 million, or $0.96 per share, compared to $72 million, or $1.09 per share, in the second quarter of 2025. Adjusted1 net income was $156 million, or $1.37 per share for the second quarter of 2026, compared to $98 million, or $1.49 per share, in the second quarter of 2025.

Business Segment Review

Environmental Solutions
•Net sales of $456 million were up 5.9% compared to the second quarter of 2025, driven by increased throughput and delivery of utilities products, partially offset by lower shipments of refuse collection vehicles (RCVs).
•Adjusted1 EBITDA was $80 million or 17.5% of net sales for the second quarter of 2026, compared to $86 million, or 20.0% of net sales in the prior year. The decrease was driven by greater contribution from Utilities, inefficiencies related to a production ramp up in Utilities, and under-absorption associated with lower RCV volume within ESG.

Materials Processing
•Net sales of $464 million were up 2.2% or $10 million year over year. On a pro forma13 basis, net sales were up 11.1% year over year, driven by increased demand, particularly for mobile crushers in the U.S. supported by road construction, infrastructure projects, and select commercial building activities.
•Adjusted1 EBITDA was $87 million, or 18.8% of net sales for the second quarter of 2026, compared to the prior year of $62 million, or 13.8% of net sales and $60 million, or 14.4% of net sales, on a pro forma13 basis. The improvement was driven by favorable mix, price and higher volume absorption, partially offset by increased transportation costs.

Specialty Vehicles
•Net sales of $650 million were up 6.2% year over year on a pro forma13 basis, driven by increased shipments of fire apparatus, and price realization.
•Adjusted1 EBITDA was $94 million, or 14.5% of net sales for the second quarter of 2026, compared to $76 million, or 12.4% of net sales on a pro forma13 basis in the prior year. The increase was primarily due to higher sales volume, favorable mix, price realization, and operational efficiency, partially offset by inflationary pressures.

Aerials
•Net sales of $673 million were up 10.9% or $66 million year over year, primarily due to increased shipments to national customers for mega projects and positive impacts from exchange rate changes.
•Adjusted1 EBITDA was $38 million, or 5.7% of net sales, for the second quarter of 2026, compared to $55 million, or 9.1% of net sales in the prior year. The decrease was primarily due to more tariffs incurred in the current year period and inflationary pressures, partially offset by price realization, and cost actions.

Balance Sheet and Liquidity
•Free cash flow7 of $101 million, up $23 million from the prior year period.
•As of June 30, 2026, liquidity (cash and availability under our revolving line of credit) was $1.1 billion.
•During the second quarter of 2026, Terex deployed $33 million in capital expenditures and investments to support future business growth and operational improvements.
•During the second quarter of 2026, Terex returned $20 million to shareholders through dividends and has approximately $183 million available for repurchase under our share repurchase programs.

CFO Commentary

"Second quarter results reflected solid execution across the portfolio, including strong year-over-year incremental margin conversion in the Materials Processing and Specialty Vehicles segments, and free cash flow of $101 million, demonstrating the lower capital intensity of our new portfolio. Adjusted EPS for the quarter of $1.37 included approximately $8 million of IEEPA tariff refunds received, net of a discrete one-time unfavorable customs-related accrual,” said Jennifer Kong-Picarello, Terex Senior Vice President and Chief Financial Officer. “We are encouraged by the team's ability to navigate a dynamic backdrop, and deliver results that exceeded expectations in the first half of the year. As a result, today we are increasing our full-year outlook. At the midpoint, our outlook implies a meaningful step up in second-half earnings and profitability, supported by a healthy backlog and operational momentum.”

2026 Outlook
Based on second quarter performance, backlog visibility, and synergy realization, the company is raising its full year outlook. It expects 2026 sales to grow approximately 7% on a pro forma14 basis to $7.9 to $8.2 billion, and Adjusted1 EBITDA to grow by $124 million or 14.5% year over year on a pro forma14 basis to between $960 million and $1 billion, or 12.2% Adjusted1 EBITDA margin at the mid-point. The Adjusted1 EPS2 outlook of $4.70 - $5.10 includes the following assumptions/commentary:

•11 months impact of the new Specialty Vehicle segment (former REV)
•~$28 million of realized synergies for 2026, on-target to achieving a $75 million annual run-rate within 2 years
•Excludes the divested MP cranes and Midwest RV business results
•Current tariff rates
•Interest of ~$185 million, consistent with pro-forma 2025
•Full year effective tax rate of ~21%
•Full year average shares outstanding of 110 million for 2026, including ~114 million in Q3 to Q4

Terex Outlook[4,5,6,10,11,12,14]
Net Sales[3]	$7.9B - $8.2B
Adjusted EBITDA[1]	$960M - $1B
Adjusted EPS[1,2]	$4.70 - $5.10
Free Cash Flow[1]	$300M - $350M

Segment Net Sales Outlook[5]
	Prior Year Baseline	2026
Environmental Solutions	$1,691	LSD
Materials Processing[8]	$1,578	LDD
Specialty Vehicles[9]	$2,179	HSD
Aerials	$2,060	LDD
Figures in millions
LSD = revenue up low single-digits
LDD = revenue up low double-digits
HSD = revenue up high single-digits

Non-GAAP Measures and Other Items

Results of operations reflect continuing operations. All per share amounts are on a fully diluted basis.  A comprehensive review of the quarterly financial performance is contained in the presentation that will accompany the Company’s earnings conference call.

In this press release, Terex refers to various GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures. These non-GAAP measures may not be comparable to similarly titled measures being disclosed by other companies. Management believes that presenting these non-GAAP financial measures provide investors with additional analytical tools which are useful in evaluating our operating results and the ongoing performance of our underlying businesses because they (i) provide meaningful supplemental information regarding financial performance by excluding impact of one-time items and other items affecting comparability between periods, (ii) permit investors to view performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate our core operating performance across periods, and (iii) otherwise provide supplemental information that may be useful to investors in evaluating our financial results. We do not, nor do we suggest that investors, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

The Glossary at the end of this press release contains further details about this subject.

Conference call

The Company has scheduled a conference call to review the financial results on Thursday, July 30, 2026 beginning at 8:30 a.m. ET. Simon A. Meester, President and CEO, and Jennifer Kong-Picarello, Senior Vice President and Chief Financial Officer, will host the call. A simultaneous webcast of this call can be accessed at https://investors.terex.com. Participants are encouraged to access the call 15 minutes prior to the starting time. The call will also be archived in the Event Archive at https://investors.terex.com.

1 Non-GAAP financial measures included within this press release are referred to as “Adjusted” or “non-GAAP.” Refer to the glossary for definitions and/or reconciliations.
2 Full year share count ~110 million; Q3-Q4 share count ~114 million.
3 Legacy sales expected to increase by 10% vs. 2025 excluding the tower and rough terrain cranes divestiture.
4 Outlook assumes that tariffs broadly remain at current rates.
5 Includes REV businesses for the period February 2 - December 31.
6 Excludes the impact of future acquisitions, divestitures, restructuring and other unusual items.
7 Free cash flow and Adjusted EBITDA are non-GAAP financial measures.
8 2025 comparable MP revenue excludes Cranes divestiture.
9 2025 comparable SV revenue shown on a pro forma basis reflecting February 2 - December 31 2025, excludes Lance & Midwest RV businesses
10 Interest / Other Expense ~$185 million
11 Tax rate ~21%
12 Depreciation & Amortization of ~$110 million excluding amortization pertaining to purchase price accounting
13 Pro forma information presents past performance as if certain events, such as mergers, acquisitions or divestitures, had occurred at an earlier date to illustrate comparable performance.
14 The Company is not able to reconcile these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts because the Company is unable to predict with a reasonable degree of certainty the exact timing and impact of such items. See "Glossary _ Non-GAAP Measures Definition - 2026 Outlook" below for additional information.

Forward-Looking Statements

Certain information in this press release includes forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995) regarding future events or our future financial performance that involve certain contingencies and uncertainties, including those discussed in Mr. Meester's and Ms. Kong-Picarello's quotations, our Annual Report on Form 10-K for the year ended December 31, 2025, and subsequent reports we file with the U.S. Securities and Exchange Commission from time to time, in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Contingencies and Uncertainties.” In addition, when included in this press release, the words “may,” “expects,” “should,” “intends,” “anticipates,” “believes,” “plans,” “projects,” “estimates,” “will” and the negatives thereof and analogous or similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statement is not forward-looking. We have based these forward-looking statements on current expectations and projections about future events. These statements are not guarantees of future performance. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those reflected in such forward-looking statements. Such risks and uncertainties, many of which are beyond our control, include, among others:
•we may be unable to successfully integrate acquired or merged businesses, including REV Group, Inc. (“REV”), and we may not realize the anticipated benefits of any merged or acquired business;
•we may be unable to effectively manage our expanded operations following the completion of the recent transaction with REV;
•potential divestitures and any retained liabilities related thereto may negatively impact our business;
•the timing and amount of benefits from our strategic initiatives may not be as expected;
•our industry is highly competitive and subject to pricing pressure, and we may fail to compete effectively;
•we may experience disruptions within our dealer network;
•the imposition of new, postponed or increased international tariffs;
•general economic conditions, government spending priorities and the cyclical nature of markets we serve;
•our outstanding debt and need to comply with covenants contained in our debt agreements;
•we may be unable to generate sufficient cash flow to service our debt obligations and operate our business;
•our access to capital markets and borrowing capacity could be limited;
•we may face cancellations, reductions or delays in customer orders, customer breaches of purchase agreements, backlog reductions or be unable to meet customer delivery schedules;
•currency exchange and translation risk;
•the financial condition of customers and dealers and their continued access to capital;
•exposure from providing credit support for some of our customers and dealers;
•we may experience losses in excess of recorded reserves;
•our common stock may be affected by factors different from those previously, and may decline as a result of the transaction with REV;
•political, economic and other risks that arise from operating a multinational business;
•changes in the availability and price of certain materials and components, which may result in supply chain disruptions;
•consolidation within our customer base and suppliers;
•failure of our equipment to perform as expected;
•a material disruption to one of our significant facilities;
•a failure of a key information technology system or a breach of our information security from increased cybersecurity threats and more sophisticated computer crime;
•issues related to the development, deployment and use of artificial intelligence technologies in our business operations, information systems, products and services;
•increased regulatory focus on privacy and data security issues and expanding laws;
•product liability claims, litigation and other liabilities;
•compliance with the United States (“U.S.”) Foreign Corrupt Practices Act, the U.K. Bribery Act and similar worldwide anti-corruption laws;
•compliance with environmental, health and safety laws and regulations and failure to meet sustainability requirements or expectations;
•compliance with an injunction and related obligations imposed by the U.S. Securities and Exchange Commission (“SEC”);
•our ability to attract, develop, engage and retain qualified team members;
•possible work stoppages and other labor matters; and
•other factors.

Actual events or our actual future results may differ materially from any forward-looking statement due to these and other risks, uncertainties and material factors. The forward-looking statements contained herein speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained in this press release to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

About Terex
Terex Corporation is a global leader in specialized equipment solutions, serving essential sectors such as emergency services, waste and recycling, utilities, and construction. Our diversified portfolio positions us in resilient, high-demand markets with strong long-term growth potential.

We design and manufacture advanced specialty vehicles—including fire, ambulance, and recreational vehicles—alongside waste collection vehicles, materials processing machinery, mobile elevating work platforms, and equipment for the electric utility industry. Through our global dealer, parts and service network and true value-creating digital solutions, we deliver best-in-class lifecycle support, helping customers maximize return on investment.

With a strong manufacturing footprint in the United States and operations across Europe, India, and Asia Pacific, Terex combines global reach with local expertise to capture opportunities worldwide. Our strategy is clear: exceed customer expectations, invest in innovation, leverage our diversified portfolio, and deliver consistent, profitable growth for our shareholders.

For more information, please visit www.terex.com.

Contact Information
Drew Konop, CFA
VP Investor Relations
Email: InvestorRelations@Terex.com

TEREX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME AND COMPREHENSIVE INCOME
(unaudited)
(in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,

	2026	2025	2026	2025
Net sales	$2,238	$1,487	$3,972	$2,716
Cost of goods sold	(1,794)	(1,179)	(3,321)	(2,160)
Gross profit	444	308	651	556
Selling, general and administrative expenses	(209)	(162)	(451)	(323)
Amortization of purchased intangibles	(48)	(17)	(95)	(35)
Operating profit	187	129	105	198
Other income (expense)
Interest income	5	2	9	4
Interest expense	(50)	(44)	(97)	(87)
Other (expense) income – net	(3)	2	(4)	—
Income before income taxes	139	89	13	115
(Provision for) benefit from income taxes	(29)	(17)	4	(22)
Income from continuing operations	110	72	17	93
Income from discontinued operations – net of tax	—	—	4	—
Net income	110	72	21	93

Basic earnings per share
Income from continuing operations	$0.97	$1.10	$0.16	$1.41
Income from discontinued operations – net of tax	—	—	0.04	—
Net income	0.97	1.10	0.20	1.41
Diluted earnings per share:
Income from continuing operations	$0.96	$1.09	$0.16	$1.40
Income from discontinued operations – net of tax	—	—	0.04	—
Net income	0.96	1.09	0.20	1.40
Weighted average number of shares outstanding in per share calculation
Basic	113.6	65.6	104.5	66.0
Diluted	114.2	65.9	105.4	66.5

Net income	$110	$72	21	93
Other comprehensive income (loss)	—	74	(12)	106
Comprehensive income	$110	$146	9	199

TEREX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions, except par value)

	June 30, 2026	December 31, 2025

Assets
Current assets
Cash and cash equivalents	$407	$772
Other current assets	2,969	1,953
Total current assets	3,376	2,725
Non-current assets
Property, plant and equipment – net	966	760
Other non-current assets	6,002	2,654
Total non-current assets	6,968	3,414
Total assets	$10,344	$6,139

Liabilities and Stockholders’ Equity
Current liabilities
Current portion of long-term debt	$4	$6
Other current liabilities	1,853	1,181
Total current liabilities	1,857	1,187
Non-current liabilities
Long-term debt, less current portion	2,683	2,578
Other non-current liabilities	879	279
Total non-current liabilities	3,562	2,857
Total liabilities	5,419	4,044

Total stockholders’ equity	4,925	2,095
Total liabilities and stockholders’ equity	$10,344	$6,139

TEREX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in millions)

	Six Months Ended June 30,
	2026	2025
Operating Activities
Net income	$21	$93
Depreciation and amortization	163	79
Changes in operating assets and liabilities and non-cash charges	(87)	(91)
Net cash provided by operating activities	97	81
Investing Activities
Capital expenditures	(59)	(60)
Other investing activities, net	(429)	22
Net cash used in investing activities	(488)	(38)
Financing Activities
Net cash provided by (used in) financing activities	30	(84)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	(4)	27
Net Decrease in Cash and Cash Equivalents	(365)	(14)
Cash and Cash Equivalents at Beginning of Period	772	388
Cash and Cash Equivalents at End of Period	$407	$374

TEREX CORPORATION AND SUBSIDIARIES
SEGMENT RESULTS DISCLOSURE
(unaudited)
(in millions)

	Q2				Year to Date
	2026		2025		2026		2025
		% of		% of		% of		% of
		Net Sales		Net Sales		Net Sales		Net Sales
Consolidated
Net sales	$2,238		$1,487		$3,972		$2,716
Adjusted EBITDA	269	12.0%	182	12.2%	442	11.1%	310	11.4%

ES
Net sales	$456		$430		$867		$829
Adjusted EBITDA	80	17.5%	86	20.0%	154	17.7%	167	20.2%

MP
Net sales	$464		$454		$883		$836
Adjusted EBITDA	87	18.8%	62	13.8%	150	17.0%	105	12.6%

SV
Net sales	$650		$—		$1,086		$—
Adjusted EBITDA	94	14.5%	—	*	156	14.4%	—	*

Aerials
Net sales	$673		$607		$1,142		$1,057
Adjusted EBITDA	38	5.7%	55	9.1%	39	3.4%	75	7.1%

Corp and Other / Eliminations
Net sales	$(5)		$(4)		$(6)		$(6)
Adjusted EBITDA	(30)	*	(21)	*	(57)	*	(37)	*
* Not a meaningful percentage

GLOSSARY

Non-GAAP Measures Definitions

In an effort to provide investors with additional information regarding the Company’s results, Terex refers to various GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures which management believes provides useful information to investors. These non-GAAP measures may not be comparable to similarly titled measures being disclosed by other companies. In addition, the Company believes that non-GAAP financial measures should be considered in addition to, and not in lieu of, GAAP financial measures. Terex believes that this non-GAAP information is useful to understanding its operating results and the ongoing performance of its underlying businesses. Management of Terex uses both GAAP and non-GAAP financial measures to establish internal budgets and targets and to evaluate the Company’s financial performance against such budgets and targets.

The amounts described below are unaudited, are reported in millions of U.S. dollars (except share data and percentages), and are as of or for the period ended June 30, 2026, unless otherwise indicated.

2026 Outlook

The Company's 2026 outlook for Adjusted EBITDA, earnings per share, and free cash flow are non-GAAP financial measures because they exclude the impact of potential future acquisitions, divestitures, restructuring, tariffs, trade policies and other unusual items. The Company is not able to reconcile these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts because the Company is unable to predict with a reasonable degree of certainty the exact timing and impact of such items. The unavailable information could have a significant impact on the Company's full-year 2026 GAAP financial results. This forward looking information provides guidance to investors about the Company's 2026 Outlook excluding unusual items that the Company does not believe is reflective of its ongoing operations.

Free Cash Flow
The Company calculates a non-GAAP measure of free cash flow that is defined as Net cash provided by operating activities less Capital expenditures, net of proceeds from sale of capital assets. The Company believes this measure provides management and investors further useful information on cash generation in our primary operations. The following table reconciles Net cash provided by operating activities to free cash flow (in millions):

	Three Months Ended June 30,
	2026	2025
Net cash provided by operating activities	$128	$102
Capital expenditures, net of proceeds from sale of capital assets	(27)	(24)
Free cash flow	$101	$78

GAAP to Non-GAAP Reconciliation: Q2 2026

	Q2 2026 GAAP	Restructuring and Other	Deal related	Purchase Price Accounting	Tax	Q2 2026 Adjusted (non-GAAP)
Net Sales	$2,238	—	—	—	—	$2,238
Gross Profit (Loss)	444	4	—	(11)	—	437
% of Sales	19.8%					19.5%
SG&A	(209)	3	12	2	—	(192)
Amortization of Purchased Intangibles	(48)	—	—	48	—	—
SG&A % of Sales	(9.3%)					(8.6%)
Operating Profit	$187	7	12	39	—	$245
Operating Margin	8.4%					10.9%
Net Interest (Expense)	(45)	—	—	—	—	(45)
Other (Expense) - Net	(3)	—	—	—	—	(3)
Income Before Income Taxes	139	7	12	39	—	197
(Provision For) Benefit From Income Taxes	(29)	(2)	(3)	(9)	2	(41)
Effective Tax Rate	20.6%					20.7%
Net Income	$110	5	9	30	2	$156
Earnings per Share	$0.96	$0.04	$0.09	$0.26	$0.02	$1.37

GAAP to Non-GAAP Reconciliation: Q2 2025

	Q2 2025 GAAP	Restructuring and Other	Deal Related	Purchase Price Accounting	Equity Security Related	Tax	Q2 2025 Adjusted (non-GAAP)
Net Sales	$1,487	—	—	—	—	—	$1,487
Gross Profit	308	7	—	3	—	—	318
% of Sales	20.7%						21.4%
SG&A	(162)	5	3	—	—	—	(154)
Amortization of Purchased Intangibles	(17)	—	—	17	—	—	—
SG&A % of Sales	(10.9%)						(10.4%)
Operating Profit	$129	12	3	20	—	—	$164
Operating Margin	8.7%						11.0%
Net Interest (Expense)	(42)	—	—	—	—	—	(42)
Other Income (Expense) - Net	2	—	1	—	(5)	—	(2)
Income (Loss) Before Income Taxes	89	12	4	20	(5)	—	120
(Provision For) Benefit From Income Taxes	(17)	(3)	(1)	(5)	2	2	(22)
Effective Tax Rate	18.5%						18.3%
Net Income (Loss)	$72	9	3	15	(3)	2	$98
Earnings (Loss) per Share	$1.09	$0.14	$0.05	$0.23	$(0.05)	$0.03	$1.49

GAAP to Non-GAAP Reconciliation: YTD Q2 2026

	YTD Q2 2026 GAAP	Restructuring and Other	Deal related	Purchase Price Accounting	Divestitures	Tax	YTD Q2 2026 Adjusted (non-GAAP)
Net Sales	$3,972	—	—	—	—	—	$3,972
Gross Profit	651	4	—	107	—	—	762
% of Sales	16.4%						19.2%
SG&A	(451)	4	80	3	(3)	—	(367)
Amortization of Purchased Intangibles	(95)	—	—	95	—	—	—
SG&A % of Sales	(11.4%)						(9.2%)
Operating Profit (Loss)	$105	8	80	205	(3)	—	$395
Operating Margin	2.6%						9.9%
Net Interest (Expense)	(88)	—	—	—	—	—	(88)
Other (Expense) - Net	(4)	—	—	—	—	—	(4)
Income (Loss) Before Income Taxes	13	8	80	205	(3)	—	303
Benefit From (Provision For) Income Taxes	4	(2)	(13)	(48)	1	6	(52)
Effective Tax Rate	(37.4%)						17.3%
Income (Loss) from Continuing Operations	$17	6	67	157	(2)	6	$251
Earnings (Loss) per Share	$0.16	$0.06	$0.63	$1.49	$(0.02)	$0.06	$2.38

GAAP to Non-GAAP Reconciliation: YTD Q2 2025

	YTD Q2 2025 GAAP	Restructuring and Other[1]	Deal Related	Purchase Price Accounting	Litigation Related	Equity Security Related	Tax	YTD Q2 2025 Adjusted (non-GAAP)
Net Sales	$2,716	—	—	—	—	—	—	$2,716
Gross Profit	556	9	—	6	—	—	—	571
% of Sales	20.5%							21.0%
SG&A	(323)	9	8	1	10	—	—	(295)
Amortization of Purchased Intangibles	(35)	—	—	35	—	—	—	—
SG&A % of Sales	(11.9%)							(10.9%)
Operating Profit	$198	18	8	42	10	—	—	$276
Operating Margin	7.3%							10.1%
Net Interest (Expense)	(83)	—	—	—	—	—	—	(83)
Other Income (Expense) - Net	–	—	2	—	—	(5)	—	(3)
Income (Loss) Before Income Taxes	115	18	10	42	10	(5)	—	190
(Provision For) Benefit From Income Taxes	(22)	(4)	(2)	(10)	(2)	1	2	(37)
Effective Tax Rate	18.9%							19.3%
Net Income (Loss)	$93	14	8	32	8	(4)	2	$153
Earnings (Loss) per Share	$1.40	$0.22	$0.12	$0.48	$0.12	$(0.06)	$0.03	$2.31

1Includes previously disclosed adjustments in Q1 2025 pertaining to Accelerated vesting / Severance and Tariff related activity

Segment Operating Profit and Adjusted Operating Profit: Q2 2026 and Q2 2025

	Three Months Ended June 30,
	2026				2025
	ES	MP	SV	Aerials	ES	MP	Aerials
Operating Profit	$55	$82	$73	$25	$61	$49	$46
Restructuring and Other	—	—	—	7	—	9	3
Purchase Price Accounting	20	—	15	—	21	—	—
Adjusted Operating Profit	$75	$82	$88	$32	$82	$58	$49

Net Sales	$456	$464	$650	$673	$430	$454	$607
OP Margin %	12.1%	17.6%	11.2%	3.7%	14.2%	10.8%	7.6%
Adjusted OP Margin %	16.5%	17.6%	13.6%	4.7%	19.1%	12.7%	8.0%

Segment Operating Profit and Adjusted Operating Profit: YTD Q2 2026 and Q2 2025

	Six Months Ended June 30,
	2026				2025
	ES	MP	SV	Aerials	ES	MP	Aerials
Operating Profit (Loss)	$104	$145	$(15)	$18	$117	$85	$49
Restructuring and Other	1	—	—	7	—	11	3
Purchase Price Accounting	40	—	159	—	42	—	—
Litigation Related	—	—	—	—	—	—	10
Divestitures	—	(5)	2	—	—	—	—
Adjusted Operating Profit	$145	$140	$146	$25	$159	$96	$62

Net Sales	$867	$883	$1,086	$1,142	$829	$836	$1,057
OP Margin %	12.0%	16.4%	(1.4%)	1.6%	14.1%	10.2%	4.6%
Adjusted OP Margin %	16.7%	15.9%	13.5%	2.2%	19.2%	11.5%	5.9%

Reconciliation of Q2 2026 Pro Forma Net Sales Performance

Three Months Ended June 30,
2026 Net Sales (as reported)	$2,238

2025 Net Sales (as reported)	1,487
Less: MP Cranes Impact[1]	(36)
Plus: Specialty Vehicles	612
2025 Net Sales (pro forma)	$2,063

Pro Forma YoY Change in Net Sales	$175
8.5%
1 The Adjusted EBITDA impact from the divested MP Cranes business was $2 million for the three months ended June 30, 2025

EBITDA
EBITDA is defined as earnings, before interest, other non-operating income (loss), income (loss) attributable to non-controlling interest, taxes, depreciation and amortization. The Company calculates this by subtracting the following items from Net income (loss): (Gain) loss on disposition of discontinued operations- net of tax; and (Income) loss from discontinued operations – net of tax. Then adds the Provision for (benefit from) income taxes; Interest & Other (Income) Expense; the Depreciation and Amortization amounts reported in the Consolidated Statement of Cash Flows less amortization of debt issuance costs that are recorded in Interest expense. Adjusted EBITDA is defined as EBITDA plus certain SG&A and other income/expenses.

Terex believes that disclosure of EBITDA and Adjusted EBITDA will be helpful to those reviewing its performance, as EBITDA provides information on Terex’s ability to meet debt service, capital expenditure and working capital requirements, and is also an indicator of profitability.

EBITDA and Adjusted EBITDA: Q2 2026 QTD

	Three Months Ended June 30, 2026
	ES	MP	SV	Aerials	Corporate and Other / Elims	Total
Net income (loss)[1]	$55	$79	$69	$25	$(118)	$110
Provision for (benefit from) income taxes	—	—	—	—	29	29
Interest income	—	—	—	—	(5)	(5)
Interest expense	—	3	4	—	43	50
Other (expense) income - net	—	—	—	—	3	3
Operating Profit (Loss)	$55	$82	$73	$25	$(48)	$187
Depreciation[2]	5	4	7	6	4	26
Amortization[2]	20	1	35	—	3	59
Non-Cash Interest Costs	—	—	—	—	(2)	(2)
EBITDA	80	87	115	31	(43)	270
Restructuring and Other	—	—	—	7	—	7
Deal Related	—	—	—	—	12	12
Purchase Price Accounting	—	—	(21)	—	1	(20)
Adjusted EBITDA	$80	$87	$94	$38	$(30)	$269

Net Sales	$456	$464	$650	$673	$(5)	$2,238
EBITDA Margin %	17.5%	18.8%	17.8%	4.7%	*	12.1%
Adjusted EBITDA Margin %	17.5%	18.8%	14.5%	5.7%	*	12.0%
1 Management does not allocate income taxes, interest costs incurred at the Corporate level, and certain other Corporate items to the segments.
2 These line items include $1 million of depreciation and $55 million of amortization within the ES and SV segments related to purchase price accounting.

EBITDA and Adjusted EBITDA: Q2 2025 QTD

	Three Months Ended June 30, 2025
	ES	MP	Aerials	Corporate and Other / Elims	Total
Net income (loss)[1]	$61	$46	$45	$(80)	$72
Provision for (benefit from) income taxes	—	—	—	17	17
Interest income	—	—	—	(2)	(2)
Interest expense	—	3	—	41	44
Other (expense) income - net	—	—	1	(3)	(2)
Operating Profit (Loss)	$61	$49	$46	$(27)	$129
Depreciation	4	4	6	3	17
Amortization[2]	20	—	—	2	22
Non-Cash Interest Costs	—	—	—	(2)	(2)
EBITDA	85	53	52	(24)	166
Restructuring and Other	—	9	3	—	12
Deal Related	—	—	—	3	3
Purchase Price Accounting	1	—	—	—	1
Adjusted EBITDA	$86	$62	$55	$(21)	$182

Net Sales	$430	$454	$607	$(4)	$1,487
EBITDA Margin %	19.8%	11.9%	8.7%	*	11.2%
Adjusted EBITDA Margin %	20.0%	13.8%	9.1%	*	12.2%
1 Management does not allocate income taxes, interest costs incurred at the Corporate level, and certain other Corporate items to the segments.
2 This line item includes $20 million of amortization within the ES segment related to purchase price accounting.

EBITDA and Adjusted EBITDA: Q2 2026 YTD

	Six Months Ended June 30, 2026
	ES	MP	SV	Aerials	Corporate and Other / Elims	Total
Net income (loss)[1]	$104	$138	$(22)	$17	$(216)	$21
Gain on disposition of discontinued operations - net of tax	—	—	—	—	(4)	(4)
Provision for (benefit from) income taxes	—	—	—	—	(4)	(4)
Interest income	—	—	—	—	(9)	(9)
Interest expense	—	7	7	—	83	97
Other (expense) income - net	—	—	—	1	3	4
Operating Profit (Loss)	$104	$145	$(15)	$18	$(147)	$105
Depreciation[2]	9	9	11	14	6	49
Amortization[2]	40	1	67	—	5	113
Non-Cash Interest Costs	—	—	—	—	(4)	(4)
EBITDA	153	155	63	32	(140)	263
Restructuring and Other	1	—	—	7	—	8
Deal Related	—	—	—	—	80	80
Purchase Price Accounting	—	—	91	—	3	94
Divestitures	—	(5)	2	—	—	(3)
Adjusted EBITDA	$154	$150	$156	$39	$(57)	$442

Net Sales	$867	$883	$1,086	$1,142	$(6)	$3,972
EBITDA Margin %	17.6%	17.6%	5.8%	2.8%	*	6.6%
Adjusted EBITDA Margin %	17.7%	17.0%	14.4%	3.4%	*	11.1%
1 Management does not allocate income taxes, interest costs incurred at the Corporate level, and certain other Corporate items to the segments.
2 These line items include $1 million of depreciation and $107 million of amortization within the ES and SV segments related to purchase price accounting.

EBITDA and Adjusted EBITDA: Q2 2025 YTD

	Six Months Ended June 30, 2025
	ES	MP	Aerials	Corporate and Other / Elims	Total
Net income (loss)[1]	$117	$78	$48	$(150)	$93
Provision for (benefit from) income taxes	—	—	—	22	22
Interest income	—	—	—	(4)	(4)
Interest expense	—	7	—	80	87
Other (expense) income - net	—	—	1	(1)	—
Operating Profit (Loss)	$117	$85	$49	$(53)	$198
Depreciation	8	8	13	4	33
Amortization[2]	40	1	—	4	45
Non-Cash Interest Costs	—	—	—	(4)	(4)
EBITDA	165	94	62	(49)	272
Restructuring and Other	—	11	3	4	18
Deal Related	—	—	—	8	8
Purchase Price Accounting	2	—	—	—	2
Litigation Related	—	—	10	—	10
Adjusted EBITDA	$167	$105	$75	$(37)	$310

Net Sales	$829	$836	$1,057	$(6)	$2,716
EBITDA Margin %	19.9%	11.4%	5.8%	*	10.0%
Adjusted EBITDA Margin %	20.2%	12.6%	7.1%	*	11.4%
1 Management does not allocate income taxes, interest costs incurred at the Corporate level, and certain other Corporate items to the segments.
2 This line item includes $40 million of amortization within the ES segment related to purchase price accounting.

Reconciliation of Q2 2026 Pro Forma Adjusted EBITDA Performance

Three Months Ended June 30,
2026 Adjusted EBITDA (as reported)	$269

2025 Adjusted EBITDA (as reported)	182
Less: MP Cranes	(2)
Plus: Legacy REV Corporate / Other	(13)
Plus: Specialty Vehicles	76
2025 Adjusted EBITDA (pro forma)	$243

Pro Forma YoY Change in Adjusted EBITDA	$26
10.7%